Exhibit 99.1
Contacts:	UInvestors/Analysts
Tiffany Louder
Alliance Data
214-494-3048
Tiffany.Louder@alliancedata.com

UMedia
Shelley Whiddon
Alliance Data
214-494-3811
Shelley.Whiddon@alliancedata.com

Alliance Data Reports First Quarter 2019 Results

•	Revenue Decreases 3 Percent to $1.33 Billion
•	EPS Increases 3 Percent to $3.28
•	Core EPS Decreases 6 Percent to $3.72
•	Epsilon Reclassified as Discontinued Operations Due to Pending Sale to Publicis

Plano, TX, April 25, 2019 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced results for the quarter ended March 31, 2019.

SUMMARY	Quarter Ended March 31,
(in millions, except per share amounts)	2019	2018	% Change
Revenue	$1,334	$1,382	-3%
Income from continuing operations	$174	$176	-1%
Net income	$149	$164	-9%
Income from continuing operations per diluted share (“EPS”)	$3.28	$3.17	+3%
Net income per diluted share	$2.80	$2.95	-5%
Diluted shares outstanding	53.2	55.7
*******************************
Supplemental Non-GAAP Metrics (a):
Adjusted EBITDA	$423	$435	-3%
Adjusted EBITDA, net of funding costs (“adjusted EBITDA, net”)	$317	$347	-9%
Core earnings per diluted share (“core EPS”)	$3.72	$3.95	-6%

(a)	See “Financial Measures” for a discussion of non-GAAP financial measures.

Alliance Data Systems Corporation
April 25, 2019

Ed Heffernan, president and chief executive officer of Alliance Data, commented, “The first quarter came in as expected as we execute our shift to more attractive verticals and clients within Card Services. Prior to the reclassification of Epsilon® to discontinued operations, our revenue decreased 3 percent to $1.8 billion and core EPS decreased 8 percent to $4.07. Both are consistent with guidance for the first quarter of revenue down mid-single digits and core EPS down high-single digits.
“As previously announced, the Company has signed a definitive agreement to sell Epsilon for $4.4 billion. After taxes and transaction costs, net proceeds are expected to be approximately $3.5 billion. The Company expects to use transaction proceeds to pay down at least $1.9 billion of senior debt (approximately $102 million in annual cash interest expense savings) and repurchase shares. These actions, coupled with meaningful expense reductions at corporate, are expected to result in a pro forma full–year run-rate1 in excess of our original $22.00 core EPS guidance.”
Heffernan continued, “Moving beyond Epsilon, the Company has additional initiatives underway which will further simplify the narrative as well as focus capital on the highest earning and growth assets. Further information will be provided when appropriate.”
             1    Assumes use of proceeds/expense reductions are effectuated 1/1/2019.
CONSOLIDATED RESULTS
Revenue decreased 3 percent to $1.33 billion, while EPS increased 3 percent to $3.28 for the first quarter of 2019. The effective tax rate for EPS was approximately 16 percent, compared to approximately 27 percent for the first quarter of 2018, due to the release of certain tax reserves. Core EPS decreased 6 percent to $3.72 for the first quarter of 2019, while adjusted EBITDA, net decreased 9 percent to $317 million for the first quarter of 2019.
SEGMENT RESULTS
	Quarter Ended March 31,
(in millions)	2019	2018	% Change
Revenue:
LoyaltyOne	$204	$226	-10%
Card Services	$1,130	$1,155	-2%
Total revenue	$1,334	$1,381	-3%

Adjusted EBITDA, net:
LoyaltyOne	$55	$54	+2%
Card Services	$295	$319	-7%
Corporate/other	$(33)	$(26)
Total adjusted EBITDA, net	$317	$347	-9%

Discontinued Operations:
Epsilon revenue	$508	$509	0%
Epsilon adjusted EBITDA	$80	$92	-13%
Epsilon core EPS (a)	$0.35	$0.49	-29%

(a)	Interest expense associated with the senior debt to be retired has been allocated to discontinued operations for both periods presented.

Alliance Data Systems Corporation
April 25, 2019

LoyaltyOne®: Revenue decreased 10 percent to $204 million, while adjusted EBITDA increased 2 percent to $55 million for the quarter ended March 31, 2019. Revenue was flat with the prior year when adjusted for unfavorable foreign exchange rates and additional product outsourcing, whereby redemptions are now recorded as net revenue. AIR MILES® reward miles issued increased 3 percent for the first quarter of 2019, primarily due to strength in the grocery vertical. BrandLoyalty revenue increased 3 percent on a constant currency basis. During the quarter, BrandLoyalty implemented several initiatives to lower its fixed operating costs resulting in approximately $8 million in restructuring costs.
Card Services: Revenue decreased 2 percent to $1.13 billion and adjusted EBITDA, net decreased 7 percent to $295 million for the first quarter of 2019. Gross yields decreased 70 basis points to 24.1 percent on normalized average card receivables growth of 1 percent (card receivables plus held-for-sale receivables). The loan loss provision decreased 25 percent to $252 million as a result of lower reservable card receivables and improving principal loss rate trends. Operating expenses increased $65 million to $505 million, primarily due to an approximate $40 million increase in mark-to-market charges on held-for-sale receivables.
2019 Guidance Adjusted for Discontinued Operations
Revised guidance is revenue of $5.84 billion, up 4 percent over 2018, and core EPS of $18.47, down 4 percent compared to 2018. Core EPS growth is expected to be muted, especially in the first-half of the year, as the Company completes the divestiture of non-strategic held-for-sale portfolios, which began in the second-half of 2018.
Revised guidance does not include the anticipated benefits of share repurchases as part of the use of proceeds from the expected Epsilon sale, nor related lower corporate expense. The Company expects the benefits to be accretive on a pro forma run-rate basis to the original core EPS guidance of $22.00 for 2019.

Alliance Data Systems Corporation
April 25, 2019

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  Examples of forward-looking statements include, but are not limited to, statements we make regarding additional strategic initiatives, the pending Epsilon transaction and whether closing conditions for such transaction will be satisfied or waived and the expected use of proceeds therefrom, our expected operating results, future economic conditions including currency exchange rates, future dividend declarations and the guidance we give with respect to our anticipated financial performance.
We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Further risks and uncertainties include, but are not limited to, the pending transaction involving Epsilon, whether such transaction will be completed, the possibility that closing conditions for the transaction may not be satisfied or waived, the impact of additional strategic initiatives on us or our business if any transactions are undertaken, and whether the benefits of such transactions can be achieved.
Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.
Financial Measures
In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, the Company may present financial measures that are non-GAAP measures, such as constant currency financial measures, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA, net of funding costs, core earnings and core earnings per diluted share (core EPS). Constant currency excludes the impact of fluctuations in foreign exchange rates. The Company calculates constant currency by converting our current period local currency financial results using the prior period exchange rates. The Company uses adjusted EBITDA and adjusted EBITDA, net as an integral part of internal reporting to measure the performance and operational strength of reportable segments and to evaluate the performance of senior management. Adjusted EBITDA eliminates the uneven effect across all reportable segments of non-cash depreciation of tangible assets and amortization of intangible assets, including certain intangible assets that were recognized in business combinations, and the non-cash effect of stock compensation expense. Similarly, core earnings and core EPS eliminate non-cash or non-operating items, including, but not limited to, stock compensation expense, amortization of purchased intangibles, restructuring or strategic transaction costs, amortization of debt issuance and hedging costs. The Company believes that these non-GAAP financial measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding the Company’s performance and overall results of operations.

Alliance Data Systems Corporation
April 25, 2019

Reconciliation of Non-GAAP Financial Measures
Reconciliations to comparable GAAP financial measures are available in the accompanying schedules, which are posted as part of this earnings release in both the News and Investors sections on the Company’s website (www.alliancedata.com). No reconciliation is provided with respect to forward-looking annual guidance for 2019 core EPS as the Company cannot reliably predict all necessary components or their impact to reconcile core EPS to GAAP EPS without unreasonable effort. The events necessitating a non-GAAP adjustment are inherently unpredictable and may have a material impact on the Company’s future results.
The financial measures presented are consistent with the Company’s historical financial reporting practices. Core earnings and core EPS represent performance measures and are not intended to represent liquidity measures. The non-GAAP financial measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in other various agreements or public filings.
Conference Call
Alliance Data will host a conference call on Thursday, April 25, 2019 at 8:30 a.m. (Eastern Time) to discuss the Company’s first-quarter 2019 results. The conference call will be available via the Internet at www.alliancedata.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company’s website.
If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial (855) 859-2056 or (404) 537-3406 and enter “7599344”. The replay will be available at approximately 11:45 a.m. (Eastern Time) on Thursday, April 25, 2019.
About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ approximately 20,000 associates at more than 100 locations worldwide.
Alliance Data’s card services business is a provider of market-leading private label, co-brand, and business credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.
Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

Alliance Data Systems Corporation
April 25, 2019

ALLIANCE DATA SYSTEMS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018

Revenue	$1,334.2	$1,381.7
Operating expenses:
Cost of operations	678.8	623.0
Provision for loan loss	252.1	337.7
Depreciation and amortization	46.4	48.7
Total operating expenses	977.3	1,009.4
Operating income	356.9	372.3
Interest expense, net:
Securitization funding costs	57.3	52.1
Interest expense on deposits	48.7	35.5
Interest expense on long-term and other debt, net	43.5	44.2
Total interest expense, net	149.5	131.8
Income from continuing operations before income taxes	$207.4	$240.5
Income tax expense	33.1	64.0
Income from continuing operations	174.3	176.5
Loss from discontinued operations, net of taxes	(25.2)	(12.6)
Net income	$149.1	$163.9

Per share data:

Weighted average shares outstanding – basic	53.0	55.4
Weighted average shares outstanding - diluted	53.2	55.7

Basic – Income from continuing operations	$3.29	$3.19
Basic – Loss from discontinued operations	(0.48)	(0.23)
Basic – Net income	$2.81	$2.96

Diluted – Income from continuing operations	$3.28	$3.17
Diluted – Loss from discontinued operations	(0.48)	(0.22)
Diluted – Net income	$2.80	$2.95

Alliance Data Systems Corporation
April 25, 2019

ALLIANCE DATA SYSTEMS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	March 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$3,685.0	$3,817.4
Credit card and loan receivables:
Credit card and loan receivables	16,850.5	17,855.0
Allowance for loan loss	(1,021.1)	(1,038.3)
Credit card and loan receivables, net	15,829.4	16,816.7
Credit card receivables held for sale	1,848.9	1,951.6
Redemption settlement assets, restricted	576.1	558.6
Right of use assets - operating	271.2	—
Intangible assets, net	189.6	217.4
Goodwill	950.0	954.8
Other assets	1,858.2	1,913.8
Assets of discontinued operations	4,224.7	4,157.4
Total assets	$29,433.1	$30,387.7

Liabilities and Stockholders’ Equity
Deferred revenue	$877.3	$875.3
Deposits	11,292.0	11,793.7
Non-recourse borrowings of consolidated securitization entities	6,775.5	7,651.7
Long-term and other debt	5,881.5	5,725.4
Operating lease liabilities	321.2	—
Other liabilities	1,654.0	1,703.8
Liabilities of discontinued operations	392.1	305.7
Total liabilities	27,193.6	28,055.6
Stockholders’ equity	2,239.5	2,332.1
Total liabilities and stockholders’ equity	$29,433.1	$30,387.7

Alliance Data Systems Corporation
April 25, 2019

ALLIANCE DATA SYSTEMS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended March 31,
	2019	2018

Cash Flows from Operating Activities:
Net income	$149.1	$163.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	118.9	121.7
Deferred income taxes	(35.0)	(16.2)
Provision for loan loss	252.1	337.7
Non-cash stock compensation	21.1	25.5
Amortization of deferred financing costs	11.0	11.4
Change in operating assets and liabilities	8.7	(108.0)
Originations of loan receivables held for sale	—	(2,271.7)
Sales of loan receivables held for sale	—	2,312.8
Other	84.9	72.8
Net cash provided by operating activities	610.8	649.9

Cash Flows from Investing Activities:
Change in redemption settlement assets	(0.1)	(14.5)
Change in credit card and loan receivables	758.2	470.5
Capital expenditures	(38.7)	(44.7)
Other	(1.9)	(18.4)
Net cash provided by investing activities	717.5	392.9

Cash Flows from Financing Activities:
Borrowings under debt agreements	1,045.1	685.0
Repayments of borrowings	(870.9)	(706.5)
Net decrease in deposits	(502.6)	(448.4)
Non-recourse borrowings of consolidated securitization entities	1,122.2	905.0
Repayments/maturities of non-recourse borrowings of consolidated securitization entities	(1,997.5)	(1,590.0)
Payment of deferred financing costs	(5.4)	(3.5)
Purchase of treasury shares	(222.8)	—
Dividends paid	(33.9)	(31.7)
Other	(17.2)	(23.7)
Net cash used in financing activities	(1,483.0)	(1,213.8)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	3.0	(1.7)
Change in cash, cash equivalents and restricted cash	(151.7)	(172.7)
Cash, cash equivalents and restricted cash at beginning of period	3,967.7	4,314.7
Cash, cash equivalents and restricted cash at end of period	$3,816.0	$4,142.0

Note:  The cash flow statement is presented with the combined cash flows from discontinued operations with cash flows from continuing operations within each cash flow statement category.

Alliance Data Systems Corporation
April 25, 2019

ALLIANCE DATA SYSTEMS CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2019	2018	Change
Segment Revenue:
LoyaltyOne	$203.8	$226.3	(10)%
Card Services	1,130.4	1,155.2	(2)
Corporate/Other	—	0.2	nm*
Total	$1,334.2	$1,381.7	(3)%
Segment Adjusted EBITDA, net:
LoyaltyOne	$55.1	$53.9	2%
Card Services	294.9	318.6	(7)
Corporate/Other	(33.5)	(25.5)	(30)
Total	$316.5	$347.0	(9)%

Key Performance Indicators:
Credit sales	$6,315	$6,806	(7)%
Credit sales - active	$5,884	$5,636	4%
Average receivables	$16,850	$17,722	(5)%
Gross yield	24.1%	24.8%	(0.7)%
Net principal loss rate	6.4%	6.7%	(0.3)%
Delinquency rate	5.2%	5.3%	(0.1)%
AIR MILES reward miles issued	1,258	1,226	3%
AIR MILES reward miles redeemed	1,089	1,178	(8)%

* nm-not meaningful

Alliance Data Systems Corporation
April 25, 2019

ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF NON-GAAP INFORMATION
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018

Adjusted EBITDA and Adjusted EBITDA, net:
Income from continuing operations	$174.3	$176.5
Income tax expense	33.1	64.0
Total interest expense, net	149.5	131.8
Depreciation and other amortization	20.6	19.3
Amortization of purchased intangibles	25.8	29.4
Stock compensation expense	11.3	13.6
Restructuring charges (1)	7.9	—
Adjusted EBITDA	$422.5	$434.6
Less: Funding costs (2)	106.0	87.6
Adjusted EBITDA, net of funding costs	$316.5	$347.0

Core Earnings:
Income from continuing operations	$174.3	$176.5
Add back: non-cash/ non-operating items:
Stock compensation expense	11.3	13.6
Amortization of purchased intangibles	25.8	29.4
Non-cash interest (3)	9.5	9.9
Restructuring charges (1)	7.9	—
Income tax effect (4)	(31.0)	(9.4)
Core earnings	$197.8	$220.0

Weighted average shares outstanding - diluted	53.2	55.7
Core earnings per share - diluted	$3.72	$3.95

(1)	Represents costs associated with the wind-down of Merison, a Netherlands-based loyalty marketer within BrandLoyalty.
(2)	Represents interest expense on deposits and securitization funding costs.
(3)	Represents amortization of debt issuance costs.
(4)	Represents the tax effect including the related non-GAAP measure adjustments using the expected effective annual tax rate.

Alliance Data Systems Corporation
April 25, 2019

	Three Months Ended March 31, 2019
	LoyaltyOne	Card Services	Corporate/ Other	Total
Operating income (loss)	$24.1	$372.9	$(40.1)	$356.9
Depreciation and amortization	20.1	24.3	2.0	46.4
Stock compensation expense	3.0	3.7	4.6	11.3
Restructuring charges	7.9	—	—	7.9
Adjusted EBITDA	55.1	400.9	(33.5)	422.5
Less: Funding costs	—	106.0	—	106.0
Adjusted EBITDA, net	$55.1	$294.9	$(33.5)	$316.5

	Three Months Ended March 31, 2018
	LoyaltyOne	Card Services	Corporate/ Other	Total
Operating income (loss)	$28.3	$377.0	$(33.0)	$372.3
Depreciation and amortization	22.0	24.8	1.9	48.7
Stock compensation expense	3.6	4.4	5.6	13.6
Adjusted EBITDA	53.9	406.2	(25.5)	434.6
Less: Funding costs	—	87.6	—	87.6
Adjusted EBITDA, net	$53.9	$318.6	$(25.5)	$347.0